EXHIBIT 99.(j)
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees and Shareholders
 Horace Mann Mutual Funds:

We consent to the use of our report incorporated by reference herein and to the references to our Firm above the headings "Financial Highlights" in the Prospectus and "Other Services--Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP
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Chicago, Illinois
September 30, 2004